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                                                                    EXHIBIT 10.3




                               GKH PARTNERS, L.P.
                          200 WEST MADISON, SUITE 2700
                            CHICAGO, ILLINOIS  60606



                               November 14, 1995


Hanover Compressor Company
12001 North Houston Rosslyn
Houston, Texas  77086

Attention:     Michael O'Connor
               Chairman and Chief Executive Officer

Dear Sirs:

         Prior to the date hereof GKH Partners, L.P. ("GKH") has provided a variety of investment banking, advisory and other management services to Hanover Compressor Company (the "Company"), including, without limitation, assistance with respect to capital formation, strategic planning and the evaluation, analysis and negotiation and completion of business combinations, asset swaps, investments, joint ventures with strategic partners and other strategic and financial alternatives. This letter will confirm our understanding that the Company has engaged GKH to act as its financial advisor with respect to the foregoing activities which may ultimately include a possible Sale (as defined below).

         The following services have been and will be provided by GKH pursuant to this engagement:

         o Assistance in the Company's capital raising and strategic planning efforts;

         o Assistance in identifying, evaluating and consummating potential acquisition opportunities;

         o Assistance in negotiations with potential purchasers, investors and acquisition candidates;

         o Assistance in identifying, analyzing and consummating potential business combinations; and

         o Assistance in identifying, analyzing and consummating other value enhancing transactions.
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Hanover Compressor Company
November 14, 1995
Page 2


GKH's compensation for its role as financial advisor will be determined as follows:

         (a) If during the term of this engagement or within one year after termination of this engagement as discussed below, a Sale of the Company occurs, the Company agrees to pay GKH concurrently with the consummation of the closing of any such Sale a transaction fee equal to 0.75% of the Fair Market Value of the Company as of the date of the Sale (the "Transaction Fee"), subject to adjustment pursuant to (b) below.

                 For purposes of this Agreement, the term "Sale" shall be defined to include the sale (whether in one or a series of transactions) of all, substantially all or a majority of the assets or the capital stock of the Company, as well as any recapitalization, restructuring or liquidation of the Company by the current owners, a third party or any combination thereof, a disposition of shares of the Company resulting in GKH Investments, L.P. owning less than 25% of the Company or any other form of disposition which results in the effective sale of the principal business and operations of the Company by the current owners; and

                 For purposes of this Agreement, Fair Market Value shall be determined on the basis of the equity value ascribed to the Company (net of any Company long term debt or preferred stock outstanding) in the Sale transaction.

         (b) The Company agrees to reimburse GKH for all reasonable out-of-pocket expenses incurred in connection with GKH's role hereunder; provided, however, that the Company and GKH shall agree upon a mutually acceptable reduction of the Transaction Fee based upon the total amount of expenses incurred by GKH solely in its capacity as financial advisor. In addition, the Company agrees to reimburse GKH for the reasonable fees and expenses of legal counsel and any other advisors retained by GKH (it being understood that the retention of any such advisors other than legal counsel shall be with the prior approval of the Company).

The Transaction Fee and the reimbursements described above shall be the sole consideration payable by the Company to GKH relative to any Sale of the Company or otherwise with respect to the services described above.

         Neither GKH nor its assistance and analysis may be otherwise referenced in any document, including a press release, without its prior written consent, unless required by operation of law.

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Hanover Compressor Company
November 14, 1995
Page 3


         Since GKH will be acting on behalf of the Company in connection with its engagement hereunder, the Company and GKH have entered into a separate letter agreement (the "Indemnification Agreement") providing for the indemnification by the Company of GKH and certain related entities and persons, a copy of which is attached hereto as Exhibit A.

         If GKH is asked to act for the Company in some other capacity, then the terms of any such additional engagement(s) will be embodied in one or more separate written agreements, containing provisions and terms customary for such services to be agreed upon mutually. The indemnity obligations set forth in the Indemnification Agreement shall apply to the engagement contemplated pursuant to this Agreement and any such additional engagement and shall remain in full force and effect regardless of any completion, modification or termination of GKH's engagements.

         This engagement may be terminated at any time by the Company or GKH, upon written notice thereof to the other party, provided, however, that any termination of GKH's engagement by the Company hereunder shall not affect the Company's obligation to pay the Transaction Fee if a Sale occurs within one year following such termination, nor shall it affect the Company's obligation to reimburse GKH for its out-of-pocket expenses to the extent provided for herein and to indemnify GKH and certain related entities and persons as provided in the Indemnification Agreement.

         The Company acknowledges that GKH and certain of its affiliates own approximately 66,500 shares of the Company's common stock and 10,000 shares of the Company's 6.5% Series A Cumulative Redeemable Preferred Stock.

         In connection with this engagement, GKH is acting as an independent contractor with duties owing solely to the Company. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

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Hanover Compressor Company
November 14, 1995
Page 4


         We look forward to continuing our working relationship with the Company consistent with the terms of this agreement. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement.



                                        Very truly yours,

                                        GKH PARTNERS, L.P.,
                                        a Delaware limited partnership

                                        By:  JAKK Holding Corp.,
                                             a general partner


                                        By:
                                            -----------------------------------
                                            Melvyn N. Klein, President





Accepted and Agreed to as of the
date first written above:

HANOVER COMPRESSOR COMPANY



By:
    -----------------------------------
    Name:
    Title:

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                           HANOVER COMPRESSOR COMPANY
                          12001 NORTH HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086

                               November 14, 1995


GKH Partners, L.P.
200 W. Madison St., Suite 2700
Chicago, Illinois  60606

         In connection with your engagement (the "Engagement") to advise and assist with the possible sale of Hanover Compressor Company we agree to indemnify and hold harmless GKH Partners, L.P. ("GKH" or "you") and its affiliates, the respective directors, officers, partners, shareholders agents and employees of GKH and its affiliates, and each other person, if any, controlling GKH or any of its affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof)(collectively "Losses") (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the engagement or your performance thereof, except that this clause (B) shall not apply to any Losses that are finally judicially determined or have resulted primarily from your bad faith or gross negligence. If such indemnification is for any reason not available, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand, provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by you from us in connection with the Engagement. Relative benefits to us, on the one hand, and you, on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Engagement bears to (ii) all fees paid or proposed to be paid to you by us in connection with the Engagement.

         We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim or proceeding ("Action") referred to above (or enforcing this agreement or any related Engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you. We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in





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respect of which indemnification may be sought hereunder (whether or not an
Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom.

         Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

         The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This agreement and any other agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the State of [DELAWARE] without regard to conflicts of law principles.



                                        Very truly yours,

                                        HANOVER COMPRESSOR COMPANY


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:


Accepted and Agreed:

GKH PARTNERS, L.P.,
a Delaware limited partnership

By: JAKK Holding Corp.,
    a general partner



By:
    --------------------------------
    Melvyn N. Klein, President





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